Exhibit 10.2

CHANGDA INTERNATIONAL HOLDINGS, INC.
10th Floor Chenhong Building
No. 301East Dong Feng Street
Weifang, Peoples Republic of China

December 7, 2010

To the Holders of the 20% Promissory Notes Due August 3, 2010:

Reference is made to that certain 20% Promissory Note due August 3, 2010 (the “February 2010 Notes”) between Changda International Holdings, Inc. (“Changda” or the “Company”) and the Holders signatory thereto (each a “Holder” and collectively, the “Holders”). Capitalized terms not defined herein shall have the meanings ascribed to such terms in the February 2010 Notes.

The Maturity Date of the February 2010 Notes was originally August 3, 2010 (the “Maturity Date”). On August 3, 2010, the undersigned holders entered into an agreement (the “Letter Agreement”) with the Company pursuant to which the Maturity Date of the February 2010 Notes held by the undersigned was extended until the earlier of (i) December 1, 2010 or (ii) 5 business days after the closing of the Company’s public offering of its equity and/or debt securities (the “December 2010 Maturity Date”).

On December 6, 2010, Company made payment to the Holders of an aggregate of $89, 042.55 ($66,781.91 to Eaglebrook School and $22,260.64 to Ms. Capellini) as payment of (i) accrued but unpaid interest then outstanding through the date of payment and (ii) partial payment of the principal amount of their respective February 2010 Note, which the Holders acknowledge as having been received.

The Company acknowledges that an Event of Default has occurred under Section 3(a)(ii), (iii) and (v) of the February 2010 Notes (the “Existing Defaults”).  By way of this Letter, the undersigned Holders hereby agree that they will waive the Existing Defaults and that the December 2010 Maturity Date shall be extended until January 21, 2011 (the “New Maturity Date”), provided, however, that if the Company does not repay all amounts due and payable under the February 2010 Notes on or before December 21, 2010, then beginning on December 21, 2010 and ending on the New Maturity Date, the Holder shall have right to convert their respective principal amount of February 2010 Notes then outstanding, plus accrued but unpaid interest thereon (which is currently equal to a rate of 25% per annum) (the “Owed Amount”), at their sole option, into such number of shares of the Company’s common stock which is equal to the Owed Amount divided by 0.75.  No fractional shares of the Company’s common stock will be issued upon such conversion and all fractional shares shall be rounded up to the nearest whole share.

Except as expressly set forth herein, this letter shall not by implication or otherwise (a) limit in any manner whatsoever the Company’s obligation to comply with, and the undersigned’s right to insist on the Company’s compliance with, each and every term of the February 2010 Notes and the other documents issued in connection with the February 2010 Notes, or (b) constitute a waiver of any default or Event of Default or any right or remedy available to the undersigned, or of the Company’s obligation to pay and perform all of its obligations, in each such case whether arising under the February 2010 Notes, or, any other related agreements, applicable law and/or in equity, all of which rights and remedies are hereby expressly reserved, are not waived and may be exercised at any time, and none of which obligations are waived.  Except as provided herein, nothing herein shall be deemed to entitle the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the February 2010 Notes in similar or different circumstances.

This letter constitutes the entire agreement between the Company and the Holder with respect to the matters covered hereby and thereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.  The terms set forth in this waiver may not be amended without the prior written consent of each of the Company and Holder.

This letter may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

CHANGDA INTERNATIONAL HOLDINGS, INC.

By:	/s/ QingRan Zhu
Name: QingRan Zhu
Title: Chief Executive Officer

AGREED AND ACKNOWLEDGED:
By:	/s/ Jane Capellini
Jane Capellini

AGREED AND ACKNOWLEDGED: EAGLEBROOK SCHOOL
By:	/s/ Eric Malloy
Eric Malloy

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